SECURITIES AND EXCHANGE COMMISSION
                                 Washington, DC 20549


                                         8-K

                                    CURRENT REPORT

          Pursuant to Section 13 or 15(d) of the Securities Exchange Act of
          1934


                          DATE OF REPORT: SEPTEMBER 22, 1995


                              Commission File No. 1-7886


                            PENRIL DATACOMM NETWORKS, INC.
                                A Delaware Corporation
                      IRS Employer Identification No. 34-1028216
               1300 Quince Orchard Blvd., Gaithersburg, Maryland 20878
                              Telephone - (301) 417-0552



























































          ITEM 2.   Acquisition or Disposition of Assets

               On September 22, 1995, the registrant sold an aggregate of 1,465,000 shares of its Common Stock, par value $0.01, to Pequot Partners Fund, L.P. (636,000 shares) Pequot International Fund Inc. (569,000 shares) and Pequot Endowment Fund, L.P. (260,000 shares). The sale price was $5.00 per share and the gross proceeds were $7,325,000. In connection with the transaction, the registrant agreed that it will add to its Board of Directors a qualified person designated by Pequot Partners Fund, L.P. The sale price of the shares was determined by arms-length negotiation between the registrant and representatives of the purchasers. The per share price was arrived at by applying to the then current market price of the registrant's common stock on the NASDAQ National Market System a discount to reflect the fact that a large block was being sold and that since the shares are not presently registered under the Securities Act of 1933, they are not readily saleable in the open market.

          ITEM 7.   Financial  Statements, Pro  Forma Financial  Statements
          and       Exhibits

               (a)  Financial Statements of Businesses Acquired.

                         None

               (b)  Pro Forma Financial Information.

                         None

               (c)  Exhibits.

                    4.   (1)  Stock   Purchase   Agreement  dated   as   of
                              September  22,  1995   among  Registrant  and
                              Pequot    Partners    Fund,    L.P.,   Pequot
                              International Fund Inc.  and Pequot Endowment
                              Fund, L.P.

                         (2) Registration Rights Agreement dated as of September 22, 1995 among Registrant and Pequot Partners Fund, L.P., International Fund Inc. and Pequot Endowment Fund, L.P.




                                      SIGNATURES


          Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                             PENRIL DATACOMM NETWORKS, INC.



                                             By: \s\Richard D. Rose

                                             ------------------------------
                                             Richard D. Rose, Vice President,
                                             Chief Financial Officer
                                             October 6, 1995